Exhibit 5.1
LETTERHEAD OF ZUKERMAN GORE & BRANDEIS, LLP
November 1, 2007
Grubb & Ellis Company
500 West Monroe Street, Suite 2800
Chicago, Illinois 60661
Ladies and Gentlemen:
     You have requested our opinion in connection with the filing by Grubb & Ellis Company, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), up to 38,533,094 shares (the “Shares”) of its common stock, $.01 par value per share (the “Common Stock”). The Shares are to be issued to the stockholders of NNN Realty Advisors, Inc. (“NNN”) in exchange for their shares of NNN common stock pursuant to the terms of the Agreement and Plan of Merger, dated May 22, 2007 (the “Merger Agreement”), by and among the Company, B/C Corporate Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and NNN, pursuant to which Merger Sub will merge with and into NNN (the “Merger”).
     We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.
     We have also assumed that (i) the stockholders of NNN will approve and adopt the Merger Agreement and approve the Merger, and a Certificate of Merger substantially in the form submitted to us will be filed with the Secretary of State of the State of Delaware giving effect to the Merger, (ii) the stockholders of the Company will approve and adopt an amendment to the Amended and Restated Certificate of Incorporation of the Company (the “Charter”) increasing the authorized number of shares of Common Stock from 50 million shares to 100 million shares (the “Amendment”) and the Amendment, substantially in the form included in Annex B to the joint proxy statement/prospectus included in the Registration Statement, will be filed with the Secretary of State of the State of Delaware giving effect to such Amendment, and (iii) none of the Company’s charter documents, the Merger Agreement, or the corporate proceedings relating to the Merger will be rescinded, amended or otherwise modified prior to the issuance of the Shares (except for the amendments to the Charter referred to in the joint proxy statement/prospectus included in the Registration Statement).
     Based upon the foregoing, we are of the opinion that the Shares, which are being issued in exchange for all the outstanding stock of NNN, when issued in accordance with and in the manner described in the Merger Agreement and the Registration Statement, will be validly issued, fully paid and non-assessable.
      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the joint proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.
     This opinion is limited to the matters expressly set forth herein. This opinion is given and speaks only as of the date hereof and is limited to our knowledge of the facts and the laws, statutes, rules and regulations, and judicial and administrative interpretations thereof, as currently in effect, and assumes no event will take place in the future which will affect the opinions set forth herein. These are all subject to change, possibly with retroactive effect. We assume no obligation to advise any party of changes of any kind that may hereafter be brought to our attention, even if such changes would affect our opinion, or to update or supplement this opinion after the date hereof.
Very truly yours,
/s/ Zukerman Gore & Brandeis, LLP